EXHIBIT 10.2

PIKE HOLDINGS, INC.
2002 STOCK OPTION PLAN A

          1. Adoption and Purpose. The Company hereby adopts this Plan providing for the granting of stock options to employees of the Company and its Subsidiaries. The general purpose of the Plan is to promote the interests of the Company and its Subsidiaries by providing to their employees incentives to continue and increase their efforts with respect to, and remain in the employ of, the Company and its Subsidiaries. Options granted under the Plan will be “nonqualified stock options”.

          2. Administration. (a) The Plan will be administered by the Committee, which shall be comprised of two or more persons. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

          (b) Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to administer the Plan and to exercise all powers and authority either specifically granted to it under the Plan or necessary and advisable in the administration of the Plan, including without limitation the authority: to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms of all options granted under the Plan (which need not be identical), the purchase price of the shares covered by each option, the individuals to whom and the time or times at which options shall be granted, when an option can be exercised and whether in whole or in installments, and the number of shares covered by each option; and to make all other necessary or advisable determinations with respect to the Plan.

          3. Participants. The Committee shall from time to time select the officers and employees of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan.

          4. Shares Subject to Plan. The Committee may not grant options under the Plan for more than 200,072 shares of Common Stock, subject to any adjustment as provided in Section 12. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan. Options covering fractional shares may be issued.

          5. Grant of Options. All options under the Plan shall be granted by the Committee. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of options to employees who are participants in the Plan. More than one option may be granted to the same employee. The grant of an option to an employee shall not be deemed either to entitle the employee to, or to disqualify the employee from, participation in any other grant of options under the Plan.

The grant of options shall be evidenced by stock option agreements, substantially in the form of Exhibit A hereto, containing such terms and provisions, including the number of shares of Common Stock to which such option pertains and the Exercise Price, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute stock option agreements upon instructions from the Committee.

          6. Option Price. The purchase price of the Common Stock under each option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date the option is granted by the Committee, except as provided in Section 12. The Committee shall determine the Fair Market Value of the Common Stock on the date the option is granted by the Committee, and shall set forth the determination in its minutes, using any reasonable valuation method, including reliance on the most recent “Appraised Value”.

          7. Option Period. The Option Period shall begin on the date the option is granted by the Committee, which shall be the date the Committee authorizes the option unless the Committee specifies a later date. Unless otherwise specifically provided in a stock option agreement (and subject to Section 13), no option may terminate later than the day prior to the tenth anniversary of the date the option is granted by the Committee. The Committee may provide for the exercise of options in installments and upon such terms, conditions and restrictions as it may determine. The Committee may provide in a stock option agreement for termination of an option in the case of termination of employment or for any other reason.

          8. Exercisability of Options. (a) The Committee may in its discretion prescribe in a stock option agreement the installments, if any, in which an option shall vest and become exercisable. An option shall not be exercisable until vested.

          (b) Except as otherwise provided herein or as otherwise specifically provided in a stock option agreement, no option may be exercised more than 90 days following the date that a participant ceases to be a full-time employee of the Company or a Subsidiary.

          9. Payment; Method of Exercise. (a) Payment shall be made in cash or, with the approval of the Committee, in shares of Common Stock already owned by the holder of the option or partly in cash and partly in such shares. No shares may be issued until full payment of the purchase price therefor has been made, and a participant shall have none of the rights of a stockholder until shares are issued to him.

          (b) An option may be exercised by written notice to the Company. Such notice shall state that the holder of the option elects to exercise the option, the number of shares in respect of which it is being exercised, the per share Exercise Price thereof and the manner of payment for such shares and shall either (i) be accompanied by payment of the full purchase price of such shares or (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price for such shares. Cash payments shall be made by cash or check payable to the order of the Company. Common Stock payments (valued at Fair Market Value on the date of exercise, as determined by the Committee) shall be made by delivery of stock certificates in negotiable form, free from all liens, claims and encumbrances.

          (c) No option may be validly exercised by any participant unless such participant (i) has previously signed the Stockholders Agreement as a Management Stockholder or (ii) agrees to be bound by the terms of the Stockholders Agreement as a Management Stockholder.

          10. Withholding Taxes. If the Committee shall so require, as a condition of exercise, each participant shall agree that: (a) no later than the date of exercise of any option, the participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld upon the exercise of such option (any such tax, a “Withholding Tax”); and (b) the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the participant, any such Withholding Tax.

          11. Cancelation of Exercisable Options. In the event that for any reason (including death, retirement or Disability) a participant ceases to be a full-time employee of the Company or a Subsidiary and the Company would have the right pursuant to Section 5.02 of the Stockholders Agreement to require such participant to sell shares of Common Stock to the Company (a “Company Call Option”), then the Company shall have the right (such right, the “Option Call”), to the extent of the shares with respect to which such option could have been exercised by such participant, such participant’s estate or such participant’s legal representative, as the case may be, on the date such participant ceases to be employed by the Company or a Subsidiary, upon the same terms and conditions, and upon delivery of the same notices, and only for such period of time as would apply to the Company’s exercise of a Company Call Option, to require such participant to accept as payment for such option the Option Spread, and upon such payment, such option shall become null and void.

          12. Effect of Certain Changes. (a) If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend or stock split, then the number of shares of Common Stock available for options, the number of such shares covered by outstanding options, and the price per share of such options shall be proportionately adjusted by the Committee to reflect such stock split or stock dividend; provided, however, that (1) no such adjustment shall be made if the Committee otherwise determines in good faith such adjustment to be inappropriate and (2) any fractional shares resulting from such adjustment may be eliminated. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made in good faith by the Committee, whose determination in that respect shall be final, binding and conclusive.

          (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant options, stock appreciation rights and/or awards under this Plan in substitution for equity or equity-based awards issued under other plans, or assume under this Plan equity or equity-based awards issued under other plans, if the other plans are or were plans of other corporations (“acquired corporations”) (or the parent of the acquired corporation) and the new option, right or award is substituted, or the old award is assumed, by reason of a corporate merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”) within the meaning of Section 424(a) of the Code and provided that the requirements of Code Sections 424(a)(1) and (2) are complied with. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding equity or equity-based awards of the acquired corporation, said terms and conditions shall be deemed to be the action of the Committee hereunder without any further action by the Committee and the persons holding such awards shall be deemed to be participants in the Plan; provided, however, that the Committee may take any further action with respect to such awards as may be necessary in connection with Section 162(m) of the Code or Rule 16b-3 under the Exchange Act.

          13. Sale of the Company. (a) Subject to the provisions of Section 13(b) and Section 13(c), in the event of a sale of all or substantially all the assets or outstanding voting securities of the Company by way of asset sale, merger or otherwise (a “Company Sale”), on the effective date (the “Effective Date”) of such Company Sale the Plan and, to the extent not then exercised, all then outstanding options shall automatically terminate, shall be canceled without further cost or liability to the Company (or any successor thereto), and shall be null and void and of no further force or effect whatsoever.

          (b) In the event the Company enters into a binding agreement with respect to a Company Sale (a “Company Sale Agreement”) all or a described portion of the options then outstanding shall, at the discretion of the Committee, vest and become exercisable on such date as the Committee determines, which date, to the extent practicable, shall precede the Effective Date by no fewer than 21 days, and the Company shall provide notice of such Company Sale Agreement to each participant in accordance with the provisions of each such participant’s stock option agreement, which notice shall include a description of the principal terms of such Company Sale Agreement (including the Effective Date) and, to the extent practicable, precede the Effective Date by no fewer than 21 days.

          (c) In the event that a Company Sale is proposed, the Committee may, at its discretion, suspend for up to 120 days (such period, the “Suspension Period”) the exercise of any Exercisable Options. In the event that the Option Period with respect to an option would expire during the Suspension Period or any other time period that limits the exercise of an option would expire during the Suspension Period, such option shall be exercisable for a number of days following termination of the Suspension Period equal to the remaining number of days for which such option was exercisable at the beginning of the Suspension Period.

          (d) In the event that, pursuant to a Company Sale, more than 70% of the outstanding Common Stock will be acquired for consideration consisting solely of cash (the cash price per share being paid, after all deductions (including expenses of the

Company Sale) being borne by the holders of Common Stock, the “Sale Price”), the Committee may, at its option and in its sole discretion, cause each then exercisable option (after giving effect to any adjustments to the exercisability of such option made by the Committee pursuant to Section 13(b)) to be converted, immediately prior to the Effective Date of such Company Sale, into the right to receive an amount of cash equal to the product of (i) the excess of (x) the Sale Price over (y) the Exercise Price of such option and (ii) the Exercise Shares with respect to such option. Each participant shall receive any such cash payments at the time that corresponding payments are made to the holders of Common Stock pursuant to the Company Sale; provided, however, that (1) in the event that the Sale Price is subject to any post-closing adjustment or holdback that is or may be determined after the closing of the Company Sale, the Committee may, in its discretion, cause a portion of the cash to be delivered to the participants to be escrowed or held back pending such determination and (2) the Committee may condition payment to any participant on execution by such participant of a written acknowledgment that all options of such participant have been canceled and that such payment is in full satisfaction of all such participant’s right with respect to such options.

          (e) Nothing herein shall affect the rights of any participant with respect to any options exercised in accordance with the terms of the Plan and the relevant stock option agreement prior to such Company Sale.

          14. Nonexclusive Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

          15. Securities Laws. The obligation of the Company to offer, sell and deliver shares with respect to options granted hereunder and the exercisability of options shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, the availability of exemptions from the registration requirements of such Federal and state securities laws, and the obtaining of all approvals by governmental authorities as may be deemed necessary or appropriate by the Board. In no event shall the Company be obligated to register shares under state or Federal securities laws, to comply with the requirements of any exemption from registration requirements or to take any other action which may be required in order to permit, or to remove any prohibition or limitation on, the issuance of shares pursuant to the exercise of options granted hereunder which may be imposed by any applicable law, rule or regulation.

          16. No Employment Rights. The adoption of this Plan and the grant of options shall not confer upon any participant any right to continued employment with the Company or any Subsidiary.

          17. Nonassignability. Except to the extent otherwise determined by the Committee, (i) options may not be transferred other than by will or by the laws of descent and distribution, and (ii) during a participant’s lifetime, options granted to a participant may be exercised only by the participant or by his or her guardian or legal representative.

          18. Amendment or Discontinuance. The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (a) increase (except as provided in Section 12 hereof) the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) change the class of employees eligible to participate in the Plan or (c) adopt any other amendments to the Plan that are considered material. No termination, modification or amendment of the Plan may, without the consent of the participant to whom any option shall theretofore have been granted, adversely affect the rights of such participant (or his or her transferee) under such option.

          19. Effect of Plan. Neither the adoption of the Plan nor any action of the Board or Committee shall be deemed to give any officer or employee any right to be granted an option to purchase Common Stock or Preferred Stock or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

          20. Term. Unless sooner terminated by action of the Board, this Plan shall terminate on the date which is ten years from the date of adoption of the Plan. The Committee may not grant options under the Plan after that date, but options granted before that date shall continue to be effective in accordance with their terms.

          21. Effectiveness; Approval of Stockholders. The Plan shall take effect upon its adoption by the Board, but its effectiveness and the exercise of any options shall be subject to the approval of the holders of a majority of the voting shares of the Company, which approval must occur within twelve months after the date on which the Plan is adopted by the Board.

          22. GOVERNING LAW. THE PLAN AND ANY OPTIONS GRANTED THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

          23. Definitions. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     “Affiliate” of any person means any person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For the purposes of the Plan, (a) each member of LGB LLC shall be considered an Affiliate of LGB LLC, (b) each member and any person who controls any member from time to time of LGB LLC shall be considered an Affiliate of LGB LLC, and (c) neither the Company nor any subsidiary of the Company shall be considered an Affiliate of any member of the LGB Group.

     “Board” means the board of directors of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means the committee of two or more directors designated by the Board to operate and administer the Plan.

     “Common Stock” means the common stock, no par value per share, of the Company which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the Common Stock varies from that currently authorized, if at all, only in amount of par value).

     “Company” means Pike Holdings, Inc., a North Carolina corporation.

     “Disability” means the total and permanent disability of a participant, as determined by the Committee based on an examination by a qualified medical doctor selected in good faith by the Committee, or it has the meaning otherwise specifically provided in the applicable stock option agreement.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exercisable Options” means options granted to a participant under the Plan that have become exercisable but have not yet been fully exercised by such participant and have not expired or been canceled according to the provisions of the Plan.

     “Exercise Price” means, with respect to any option, the per share exercise price of such option as fixed by the Committee. The “Exercise Price” will be subject to adjustments as set forth in Section 12 and in the relevant stock option agreement for any such option.

     “Exercise Shares” means, with respect to an Exercisable Option, the total number of shares of Common Stock into which such option is currently exercisable.

     “Fair Market Value” used in connection with the value of shares of Common Stock shall mean, with respect to each share, either (i) if an “Appraised Value” (as defined below) has not previously been determined for shares of Common Stock and an election has not been made to obtain an “Appraised Value” as contemplated by the next sentence, the higher of (x) the last price paid by the Company or any member of the LGB Group for shares of Common Stock purchased from a non-Affiliate pursuant to the Stockholders Agreement and (y) Final Share Value per share if there has not been any previous sale of Common Stock, or (ii) the Appraised Value thereof determined as provided herein. An election to obtain an Appraised Value may be made by the Board in its sole discretion upon notice being given pursuant to Sections 5.02 or 5.03 of the Stockholders Agreement. The “Appraised Value” of a share of Common Stock means (x) if any election has been made by the Company as provided above to determine an Appraised Value, the fair market value thereof determined by an independent appraiser or investment banking firm selected by the Board, such fair market value being determined within 120 days after the date, as the case may be, that notice is given pursuant to Sections 5.02 or 5.03 of the Stockholders Agreement or (y) if no such election has been made by the Company, the most recent Appraised Value.

     “Final Share Value” shall mean the Net Merger Consideration (as defined in the Recapitalization Agreement) divided by the total number of shares of common stock of Pike Electric, Inc. outstanding immediately prior to the Pike Merger Effective Time (as defined in the Recapitalization Agreement), other than shares held by LGB LLC.

     “LGB Group” shall mean LGB LLC and (a) any Affiliate of LGB LLC (collectively, the “LGB LLC Affiliates”), (b) any officer or employee of LGB LLC or any LGB LLC Affiliate (collectively, the “LGB LLC Associates”), (c) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any LGB LLC Associate, (d) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only LGB LLC, LGB LLC Affiliates, LGB LLC Associates, their spouses, their lineal descendants and any other members of their families and (e) any other person (including any other shareholder of the Company) that LGB LLC informs the Company should be deemed a member of the LGB Group for purposes of the Plan, if, in the cases of clauses (a) through (e) above, such person agrees to be bound by the Plan as a member of the LGB Group.

     “LGB LLC” means LGB Pike LLC, a Delaware limited liability company.

     “Option Period” means the period during which an option may be exercised.

     “Option Spread” means, in the case of an Exercisable Option, the product of (i) the number of shares of Common Stock subject thereto with respect to which such option is then exercisable and (ii) the excess of (x) the per share amount that would be payable by the Company to the holder of such option with respect to the exercise by the Company of the Company Call Option, assuming that immediately prior thereto the holder of such option had exercised such Exercisable Option, over (y) the per share Exercise Price of the Exercisable Options.

     “Plan” means this Pike Holdings, Inc. 2002 Stock Option Plan A, as amended from time to time.

     “Recapitalization Agreement” means the Recapitalization and Investment Agreement dated as of March 15, 2002, by and among the Company, Pike Electric, Inc., Pike Merger Sub, Inc., certain shareholders of Pike Electric, Inc., LGB LLC and LGB Acquisition Corp., as amended by the Amendment Agreement and Consent dated as of April 11, 2002.

     “Stockholders Agreement” means the Stockholders Agreement dated as of April 18, 2002, among the Company, certain Rollover Holders named therein, certain Management Stockholders named therein and LGB Pike LLC.

     “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “Subsidiaries” means more than one of any such corporations.

EXHIBIT A

     STOCK OPTION AGREEMENT dated as of          , between PIKE HOLDINGS, INC., a North Carolina corporation (the “Company”), and the employee of the Company or a Subsidiary of the Company whose name appears on the signature page hereof, to whom an Option has been granted hereunder (the “Optionee”).

          WHEREAS the Company wishes to afford the Optionee the opportunity to purchase shares of Common Stock, no par value, of the Company;

          WHEREAS the Company wishes to carry out the 2002 Stock Option Plan A of the Company (the “Plan”); and

          WHEREAS the Company’s Board of Directors (the “Board”) or a Committee of the Board appointed to administer the Plan (the “Committee”), has determined that it would be to the advantage and in the best interests of the Company and its stockholders to grant the Option provided for herein to the Optionee as an inducement to remain in the service of the Company or its subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties hereto do hereby agree as follows:

ARTICLE I

Definitions

          Capitalized terms used but not defined herein shall have the meanings given them in the Plan. Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary:

          “Estate” means, with respect to an Optionee, the respective executors, administrators, testamentary trustees, heirs, legatees or beneficiaries of such Optionee.

          “Option” means the option to purchase Shares granted under this Agreement.

          “Option Date” means the date of grant of the Option.

          “Option Shares” means Shares issued pursuant to the exercise of the Option.

          “Secretary” means the Secretary of the Company.

          “Securities Act” means the Securities Act of 1933, and all rules and regulations promulgated thereunder.

          “Shares” means shares of Common Stock, no par value, of the Company.

ARTICLE II

Grant of Option

          SECTION 2.01. Grant of Option. In consideration of the Optionee’s services to the Company, on the date hereof the Company irrevocably grants to the Optionee an Option to purchase any part or all of the aggregate number of Shares stated on Schedule I attached hereto upon the terms and conditions set forth in this Agreement.

          SECTION 2.02. Exercise Price. The purchase price of the Shares covered by the Option shall be the per share amount, without commission or other charge, set forth in Schedule I hereto and shall hereinafter be referred to as the “Exercise Price”.

          SECTION 2.03. Consideration to the Company. (a) In consideration of the granting of the Option by the Company, the Optionee agrees to render faithful and efficient service to the Company or one of its subsidiaries with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever.

          [(b) In consideration of the granting of the Option by the Company, the Optionee agrees, for a period of five years following termination of the Optionee’s employment with the Company, not to be connected as an employee, officer, consultant or advisor with, any business which at any relevant time during such period, directly or indirectly, competes in the United States in the electrical contracting services business.]

          SECTION 2.04. Adjustments in Option. The number of Shares specified in Section 2.01 hereof to which the Option relates, the Exercise Price specified in Section 2.02 hereof and the Option itself are subject to certain adjustments as set forth in the Plan in the event of specified changes in the capital structure of the Company.

          SECTION 2.05. Agreement Subject to Plan. Unless expressly stated otherwise herein, this Agreement shall be subject to the terms and provisions of the Plan.

ARTICLE III

Period of Exercisability

          SECTION 3.01. Commencement of Exercisability. (a) Subject to the provisions of Section 3.03 hereof and the Plan, the Option granted under this Agreement shall vest and become exercisable either:

     (i) in four equal annual installments beginning on the first anniversary of the date hereof, provided that an installment shall vest and become exercisable only if the Optionee has continued to serve as a full-time employee of the Company or one of its subsidiaries until the applicable anniversary; or

     (ii) in full upon the death or Disability of the Optionee; or

     (iii) in full upon a Company Sale.

provided, however, that the Option is subject to the limitations on exercisability set forth in the Plan and elsewhere in this Agreement.

          (b) Notwithstanding anything contained herein to the contrary, if at any time the Board or the Committee determines, in its sole discretion, that the listing, registration or qualification of the Option Shares under any state or Federal law or on any securities exchange or the consent or approval of any governmental regulatory body is desirable as a condition of, or in connection with, delivery or purchase of Option Shares, the Option may not be exercised in whole or in part (and any attempt to exercise the Option or to transfer any Option Shares to the Optionee shall be null and void) unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board or the Committee.

          (c) Anything to the contrary in this Agreement or the Plan notwithstanding, no Shares shall be delivered upon the exercise of an Option or otherwise transferred if the Board or the Committee, in its sole discretion, deems it necessary or advisable to (i) restrict the delivery of Option Shares to accredited investors within the meaning of applicable Federal and state securities laws, or (ii) delay such delivery in order to ensure compliance with applicable Federal and state securities laws.

          (d) Upon the Optionee’s termination of employment, any portion of the Option that has not become exercisable, in accordance with Section 3.01(a) hereof, shall become null and void immediately upon such termination of employment.

          SECTION 3.02. Duration of Exercisability. The Option, once it becomes exercisable pursuant to Section 3.01(a) hereof, shall remain exercisable until it becomes unexercisable under Section 3.03 hereof or the Plan. In addition, if any portion or all of the Option is canceled according to this Agreement or the Plan, then such portion or all of the Option shall not be exercisable.

          SECTION 3.03. Expiration of Option. Except as otherwise provided in this Section or by the Board or the Committee, in the event that the Optionee’s employment with the Company terminates for any reason other than death, retirement or Disability, the Option, if and to the extent that such Option is exercisable at the time of such termination, may be exercised within 90 days after such termination (subject to extension under Section 13 of the Plan) and shall expire and cease to be exercisable after such period; provided, however, that in the event of the death of the Optionee within such period, the Option may be exercised by the Estate of the Optionee at any time within 180 days after the Optionee’s death (subject to extension under Section 13 of the Plan). In the event of the death or Disability of the Optionee, the Option shall be exercisable, if and to the extent that the Option is exercisable at such time (taking into account any acceleration of exercisability that may have occurred), through the Expiration Date (as defined below) of the Option. In the event of the retirement of the Optionee, the Option shall be exercisable, if and to the extent that such Option is exercisable at the time of such retirement, within three years after the date of the Optionee’s retirement and shall expire and cease to be exercisable after such three-year period. In no event shall the Option be exercisable later than the tenth anniversary (the “Expiration Date”) of the Option Date (subject to extension under Section 13 of the Plan).

          SECTION 3.04. Nontransferability of Option. The Option or any portion thereof shall not be transferable (by operation of law or otherwise) by the Optionee (or the Optionee’s Estate) except pursuant to (i) the cancelation of the Option in compliance with Section 11 of the Plan or (ii) a transfer upon the death of the Optionee to the Optionee’s Estate by will or the laws of descent and distribution; provided, however, that in each case such transfer is effected in compliance with the Plan. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or encumbered in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. In the event of any attempted assignment, transfer, pledge, encumbrance or other disposition of the Option contrary to the provisions hereof, or the levy of any attachment or similar process upon the Option, the Option shall be null and void and of no further effect.

ARTICLE IV

Exercise of Options

          SECTION 4.01. Partial Exercise. Any exercisable portion of the Option, or (if then wholly exercisable) the entire Option, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable or expires under Section 3.03 hereof or the Plan; provided, however, that each partial exercise shall be for not less than the number of Shares stated on Schedule I attached hereto.

          SECTION 4.02. Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised by the Optionee or, upon the Optionee’s death, the Optionee’s Estate solely by delivery to the Secretary or the Secretary’s office of all the following prior to the time when the Option or such portion becomes unexercisable under Section 3.03 hereof or the Plan:

     (a) notice in writing signed by the Optionee or the Optionee’s Estate, stating that the Option or a portion thereof is thereby exercised;

     (b) full payment in cash (or any other means permitted by Section 9 of the Plan) for the Shares with respect to which such Option or portion is exercised;

     (c) the Stockholders Agreement and the proxy required thereunder, executed in counterpart by the Optionee or the Optionee’s Estate;

     (d) full payment to the Company (by any means specified in Section 9 of the Plan) of all amounts which, under Federal, state or local law, the Company is required to withhold upon exercise of the Option; and

     (e) in the event the Option or a portion thereof shall be exercised pursuant to Section 4.01 hereof by the Estate of the Optionee, evidence satisfactory to the Company of the right of the Estate to exercise the Option.

          SECTION 4.03. Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of the Option or a portion thereof prior to fulfillment of all the following conditions:

     (a) the admission of such Shares to listing on all stock exchanges on which the Shares are then listed;

     (b) the completion of any registration or other qualification or exemption of such Shares under any Federal or State securities laws or under rulings or regulations of the Securities and Exchange Commission or of any other government regulatory body, which the Board or the Committee shall, in its absolute discretion, deem necessary or advisable;

     (c) the obtaining of any approval or other clearance from any Federal or state governmental agency which the Board or the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) the lapse of such reasonable period of time following the exercise of the Option as the Board or the Committee may from time to time establish for reasons of administrative convenience.

          SECTION 4.04. Rights as Stockholder. The Optionee or his or her Estate shall not be, or have any of the rights or privileges of, a stockholder of the company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee or his Estate.

          SECTION 4.05. General Restrictions. The Optionee hereby (i) represents and warrants that any Option Shares issued, transferred or delivered to, or acquired by, the Optionee pursuant to this Agreement shall be acquired solely for the Optionee’s own account for investment, and not with a view to any distribution thereof that would violate the Securities Act or the applicable securities laws of any state, (ii) agrees that he or she will not distribute any such Option Shares in violation of the Securities Act or the applicable securities laws of any state, and (iii) acknowledges that, unless notified to the contrary by the Company, such Option Shares will not have been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

ARTICLE V

Other Provisions

          SECTION 5.01. Applicable Law. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement,

without regard to its principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 5.02. Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the par-ties hereunder shall be enforceable to the fullest extent permitted by law.

          SECTION 5.03. Construction. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. In the event of an inconsistency between the terms of this Agreement and the terms of Schedule I hereto, the terms of Schedule I shall prevail. In the event of an inconsistency between the terms of this Agreement (including Schedule I) and the terms of the Plan, the terms of the Plan shall prevail.

          SECTION 5.04. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and (ii) when received if delivered otherwise, to the party to whom it is directed as follows:

          If to the Company, to it at the following address:

Pike Holdings, Inc.
Care of LGB Pike LLC
Goldberg Lindsay & Co. LLC
630 Fifth Avenue
New York, NY 10111
Attention: Adam Godfrey
Telecopy: 212-969-9032

and if to the Optionee at the address given on Schedule I hereto. The Executive or the Company may change the address to which notices, statements, instructions or other documents are to be sent to such party by written notice to the other party in accordance herewith. Any notice which is required to be given to the Optionee’s Estate shall be given to the executor, administrator, or other representative of the Optionee’s Estate if such representative has previously informed the Company of such representative’s status and address by written notice in accordance herewith.

          SECTION 5.05. Exclusive Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New

York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this clause. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or the transactions contemplated hereby or thereby in (i) the Supreme Court of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 5.05(b).

          SECTION 5.05. Survival. For the avoidance of doubt, the parties hereto acknowledge that Section 2.03 shall survive any termination, amendment, renewal, extension or expiration of this Agreement or expiration or exercise of any Option granted pursuant to this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PIKE HOLDINGS, INC.

by

Name:
Title:

OPTIONEE

Name:

SCHEDULE I
to
Stock Option
Agreement

Optionee’s Name:

Optionee’s Address:

Number of Shares subject to this Stock Option Agreement:

Minimum Number of Shares For Partial Exercise:	500

Exercise Price per Share:	$56.12

Option Date:	April 18, 2002